U.S.B. Holding Co., Inc.
                Computation of Ratio of Earnings to Fixed Charges
                        (Excluding Interest on Deposits)
                              (000's except ratios)



Earnings to Fixed Charges

                      Three Months Ended March 31                        Year Ended December 31
                      ---------------------------  ------------------------------------------------------------------
                          1997          1996          1996          1995          1994          1993          1992

Pre tax earnings..... $  3,345.00   $  3,343.00   $ 14,188.00   $ 13,638.00   $ 10,126.00   $  9,805.00   $  7,449.00
Interest on
borrowings...........    1,190.00        180.00      1,827.00        880.00        588.00        216.00        142.00
1/3 rent expense.....       54.33         39.00        177.00        176.67        150.67        141.33        119.33
                      -----------   -----------   -----------   -----------   -----------   -----------   -----------
                      $  4,589.33   $  3,562.00   $ 16,192.00   $ 14,694.67   $ 10,864.67   $ 10,162.33   $  7,710.33
                      ===========   ===========   ===========   ===========   ===========   ===========   ===========
Fixed charges........ $  1,244.33   $    219.00   $  2,004.00   $  1,056.67   $    738.67   $    357.33   $    261.33
                      ===========   ===========   ===========   ===========   ===========   ===========   ===========

Ratio earnings to
fixed  charges.......        3.69x        16.26x         8.08x        13.91x        14.71x        28.44x        29.50x
                      ===========   ===========   ===========   ===========   ===========   ===========   ===========


Earnings to Fixed Charges and Preferred Stock Dividend

Pre tax earnings..... $  3,345.00   $  3,343.00   $ 14,188.00   $ 13,638.00   $ 10,126.00   $  9,805.00   $  7,449.00
Interest on              1,190.00        180.00      1,827.00        880.00        588.00        216.00        142.00
borrowings...........
1/3 rent expense.....       54.33         39.00        177.00        176.67        150.67        141.33        119.33
                      -----------   -----------   -----------   -----------   -----------   -----------   -----------
                      $  4,589.33   $  3,562.00   $ 16,192.00   $ 14,694.67   $ 10,864.67   $ 10,162.33   $  7,710.33
                      ===========   ===========   ===========   ===========   ===========   ===========   ===========

Preferred dividend
on tax  equivalent
basis................ $     48.77   $    117.38   $    443.09   $    460.60   $    455.67   $    518.72   $    533.19
                      ===========   ===========   ===========   ===========   ===========   ===========   ===========

Fixed charges........ $  1,293.10   $    336.38   $  2,447.09   $  1,517.27   $  1,194.34   $    876.05   $    794.52
                      ===========   ===========   ===========   ===========   ===========   ===========   ===========

Ratio earnings to
fixed charges and
preferred dividend...        3.55x        10.59x         6.62x         9.68x         9.10x        11.60x         9.70x
                      ===========   ===========   ===========   ===========   ===========   ===========   ===========

Earnings to Fixed Charges and Preferred Stock Dividend (Proforma)1


                                     Three Months Ended March 31     Year Ended December 31
                                                1997                          1996

Pre tax earnings.....................   $     3,345.00                $    14,188.00

Interest on borrowings...............         1,190.00                      1,827.00

1/3 rent expense.....................            54.33                        177.00
                                        --------------                --------------
                                        $     4,589.33                $    16,192.00
                                        ==============                ==============

Fixed charges........................   $     1,731.67                $     3,953.33
                                        ==============                ==============

Ratio earnings to fixed charges and
preferred stock dividend (proforma)..             2.65x                         4.10x
                                        ==============                ==============

--------
1 Assumes issuance of Capital Securities and repayment of existing preferred stock at beginning of period.